Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

TRUMP ENTERTAINMENT RESORTS, INC.

These Amended and Restated Bylaws (as amended from time to time, these “Bylaws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (the “DGCL”) and the Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”) of Trump Entertainment Resorts, Inc., a Delaware corporation (the “Corporation”).

ARTICLE I

OFFICES

The registered office of the Corporation in the State of Delaware shall be at 1209 Orange Street in the City of Wilmington, County of New Castle, and The Corporation Trust Company shall be the resident agent of this Corporation in charge thereof. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meeting: The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on such date, in such city and state and at such time and place as may be designated by the Board of Directors, and set forth in the notice of such meeting. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by law, the Certificate of Incorporation or these Bylaws.

Section 2. Special Meetings: Special meetings of the stockholders for any purpose may be called at any time pursuant to Article IX of the Certificate of Incorporation or if such provision is no longer in effect by the Board of Directors, or by the President. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 3. Notice of Meetings: Written notice of the time and place of any stockholder’s meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat, by personal delivery or by mailing the same to him at his address as the same appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

Section 4. Quorum: Any number of stockholders, together holding at least a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws.

Section 5. Adjournment of Meetings: If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the stockholders present or represented by proxy and entitled to vote without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 6. Voting List: The Secretary shall prepare and make, at least ten (10) days before every meeting for the election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Article II, Section 6 or to vote in person or by proxy at any meeting of stockholders.

Section 7. Voting: Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect a director. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange or trading market system applicable to the Corporation, applicable law, or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

Section 8. Record Date of Stockholders: The Board of Directors is authorized to fix in advance a date not exceeding the later of (i) sixty (60) days before the date on which the first such demand is received or (ii) the earliest date of any of the demands pursuant to which any meeting of stockholders is called, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

Section 9. Conduct of Meetings: The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate (subject to applicable law). Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors or as otherwise required by applicable law, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following (subject to applicable law): (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 10. Business Conducted At Meetings: All business properly brought before a meeting shall be transacted at such meeting. Business shall be deemed properly brought only if it is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a stockholder of record entitled to vote at such meeting if written notice of such stockholder’s intent to bring such business before such meeting is delivered to, or mailed, postage prepaid, and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the date on which the Corporation first makes public disclosure (by notice to any national securities exchange or trading market system in the United States on which the capital stock of the Corporation entitled to vote at such meeting is listed or otherwise traded) of the date of such meeting; provided, however, that in the event that such meeting is adjourned, and the Corporation is required by the DGCL to give notice to stockholders of the adjourned meeting date, written notice of such stockholder’s intent to bring such business before the meeting must be delivered to or received by the Secretary of the Corporation no later than the close of business on the fifth day following the earlier of (1) the date the Corporation makes public disclosure (by notice to any such exchange or system or otherwise) of the date of the adjourned meeting or (2) the date on which notice of such adjourned meeting is first given to stockholders. Each notice given by such stockholder shall set forth: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (B) the name and address of the stockholder who intends to propose such business; (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting) and intends to appear in person or by proxy at such meeting to propose such business; and (D) any material interest of the stockholder, if any, in such business. The Chairman of the meeting may refuse to transact any business at any meeting made without compliance with the foregoing procedure.

ARTICLE III

DIRECTORS

Section 1. Number and Qualifications: Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall consist of seven (7) directors. Subject to the Certificate of Incorporation, such number may be changed from time to time by vote of the stockholders; provided, however, that such number of directors shall not be less than one (1) or more than fifteen (15).

Section 2. Election of Directors: The directors shall be elected by the stockholders at the annual meeting of stockholders. A vacancy on the Board of Directors may be filled by vote of the stockholders at a special meeting if called for such purpose, in accordance with the terms of the Certificate of Incorporation.

Section 3. Notification of Nominations: Subject to the Certificate of Incorporation, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at an annual meeting or a special meeting called for the purpose of electing directors may nominate persons for election as directors at such meeting only if written notice of such stockholder’s intent to make such nomination is delivered to, or mailed, postage prepaid, and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the date on which the Corporation first makes public disclosure (by notice to any national securities exchange or trading market system in the United States on which the capital stock of the Corporation entitled to vote at such meeting is listed or otherwise traded) of the date of the meeting, provided, however, that in the event that the meeting is adjourned, and the Corporation is required by the DGCL to give notice to stockholders of the adjourned meeting date, written notice of such stockholder’s intent to make such nomination at such adjourned meeting must be delivered to or received by the Secretary of the Corporation no later than the close of business on the fifth day following the earlier of (1) the date the Corporation makes public disclosure (by notice to any such exchange or system or otherwise) of the date of the adjourned meeting or (2) the date on which notice of such adjourned meeting is first given to stockholders. Each notice given by such stockholder shall set forth: (A) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (B) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting), and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (D) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (E) the written consent of each nominee to serve as a director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person made without compliance with the foregoing procedure.

Section 4. Duration of Office: The directors elected at any annual meeting shall, except as hereinafter provided, hold office in accordance with the provisions of the Certificate of Incorporation.

Section 5. Removal and Resignation of Directors: A Director may be removed only pursuant to the provisions of the Certificate of Incorporation.

Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

Section 6. Filling of Vacancies: Any vacancy among the directors shall be filled pursuant to the provisions of the Certificate of Incorporation.

Section 7. Regular Meetings: The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of stockholders, provided a quorum of directors is present. Other regular meetings of the Board of Directors shall be held at such time or times (not less frequent than once each calendar quarter) as may be determined by the Board of Directors and specified in the notice of such meeting.

Section 8. Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, and shall be called by the Chairman of the Board on the request of any two (2) directors.

Section 9. Notice and Place of Meetings: Meetings of the Board of Directors may be held at the principal office of the Corporation, or at such other place as shall be stated in the notice of such meeting. Notice of any special meeting, and, except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting also, shall be mailed to each director addressed to him at his residence or usual place of business at least three (3) days before the day on which the meeting is to be held, or if sent to him at such place by telecopier or other means of electronic transmission, or delivered personally or by telephone, not later than two (2) days before the day on which the meeting is to be held.

Section 10. Business Transacted at Meetings, etc.: Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by law.

Section 11. Quorum: A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these Bylaws. The members of the Board of Directors shall act only as the Board and the individual members thereof shall not have any powers as such.

Section 12. Compensation of Directors: Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, each non-employee director shall be paid such amount per annum or such fixed sum reasonably determined by the Board of Directors from time to time to be market-rate compensation for attendance at meetings of the Board of Directors, and the audit, the compensation and the nominating, corporate governance and regulatory committees (and any such other committees), together with reimbursement for the reasonable, necessary and out-of-pocket expenses incurred by such director in connection with the performance of such director’s duties (including, but not limited to, expenses incurred in attending meetings of the Board of Directors and its committees). Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

Section 13. Action Without a Meeting: Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of the proceedings of the Board of Directors or committee in accordance with applicable law.

Section 14. Meetings Through Use of Communications Equipment: Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

ARTICLE IV

COMMITTEES

Section 1. Committees: The Board of Directors, by resolution adopted by a majority of the number of directors fixed by or in accordance with Section 1 of Article III (assuming the absence of vacancies on the Board of Directors), (i) shall from time to time designate from among its members an audit committee, a compensation committee and a nominating, corporate governance and regulatory committee (each to consist of not less than three directors); and (ii) may, from time to time, designate from among its members, one (1) or more other committees. The Board of Directors shall designate a chairperson of each such committee from among its members. Each such committee, to the extent provided in such resolution and except as otherwise prescribed by the DGCL, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation between meetings of the Board of Directors; provided, however, that no such committee shall have the authority to: (a) approve or propose to stockholders any action that the DGCL requires to be approved by stockholders; or (b) adopt, amend, or repeal these Bylaws. Any or all members of any committee may be removed, with or without cause, by resolution of the Board of Directors. Rules governing the procedures for meetings of the audit, the compensation, and the nominating, corporate governance and regulatory or other committees, shall be as established by the Board of Directors.

Section 2. Audit Committee: The Audit Committee shall be responsible for recommending Board of Director action related to: (i) the discharge of the Board of Directors’ responsibilities with respect to overseeing the integrity of the Corporation’s financial statements, compliance with legal and regulatory requirements, risk assessment and risk management policies and procedures, and performance of the internal and external audit functions, and (ii) hiring, monitoring the performance of and, if necessary, replacing the independent auditors. In carrying out these responsibilities, the Audit Committee shall review with the Board of Directors, management and the independent auditors the terms of engagement of the independent auditors, including the fees, scope and timing of the audit and any other services rendered by the independent auditors. The Audit Committee shall make recommendations to the Board of Directors with respect to the approval of any significant non-audit relationship with the independent auditors and assess the independent auditors’ qualifications and independence. The Audit Committee shall: (a) review with the independent auditors and management the

Corporation’s policies and procedures with respect to internal auditing, accounting and financial controls, (b) review audit results, reports and recommendations made by any of the auditors with respect to changes in accounting procedures and internal controls, and (c) review the results of studies of the Corporation’s system of internal accounting controls. The Audit Committee shall perform any other duties or functions otherwise deemed appropriate or necessary by the Board of Directors. The Audit Committee shall have the power and right to hire and rely on independent counsel and other advisors. The Audit Committee shall have the authority to communicate directly with the Corporation’s financial officers and employees, internal auditors and independent auditors as it deems desirable and to have the internal auditors or independent auditors perform any additional procedures as it deems appropriate.

Section 3. Compensation Committee: The Compensation Committee shall be responsible for recommending Board of Directors action with respect to: (i) benefit plans of the Corporation, (ii) evaluation and retention of senior executives of the Corporation, and (iii) compensation of executives and directors of the Corporation. The Compensation Committee shall recommend the President’s compensation to the Board of Directors, and shall review the compensation and benefits of other officers of the Corporation. The Compensation Committee shall perform any other duties or functions otherwise deemed appropriate or necessary by the Board of Directors. The Compensation Committee shall have the power and right to hire and rely on independent counsel and other advisors.

Section 4. Nominating, Corporate Governance and Regulatory Committee: The Nominating, Corporate Governance and Regulatory Committee shall be responsible for: (i) recommending Board of Directors action with respect to Board of Directors composition, (ii) recommending Board of Directors action with respect to corporate governance matters and (iii) the review and approval of all filings by the Corporation with the Securities and Exchange Commission and any other federal or state regulatory body with which the Corporation is regularly required to file information involving matters not under the jurisdiction of the audit committee, and supervising the preparation by the Corporation’s general counsel of summary materials concerning all such reports as may be required to permit all members of the Board of Directors to make informed decisions concerning approval or ratification of any such reports. In carrying out these responsibilities, the Nominating, Corporate Governance and Regulatory Committee shall develop procedures and criteria for selecting qualified directors, identify qualified candidates, and recommend to the Board of Directors a slate of directors to be presented for election by stockholders at each annual meeting of the stockholders of the Corporation. The Nominating, Corporate Governance and Regulatory Committee shall also develop, recommend to the Board of Directors and periodically review a set of corporate governance guidelines, and provide oversight and guidance for the annual evaluation of the Board of Directors as a whole. The Nominating, Corporate Governance and Regulatory Committee shall perform any other duties or functions otherwise deemed appropriate or necessary by the Board of Directors or required by applicable rules or regulations, and shall have the power and right to hire and rely on independent counsel and other advisors.

Section 5. Resignation: Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 6. Quorum: A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.

Section 7. Record of Proceedings, etc.: Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors. Notwithstanding the foregoing, actions of each committee shall be reported to the Board of Directors at the Board of Directors meeting following such committee meeting, except that, when the meeting of the Board of Directors is held within two (2) days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board of Directors at its second meeting following such committee meeting.

Section 8. Organization, Meetings, Notices, etc.: A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Board of Directors, any notice of a meeting of such committee may be given by the Secretary of the Corporation or by the chairman of the committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least three (3) days before the day on which the meeting is to be held, or if sent to him at such place by telecopier or other means of electronic transmission or delivered personally or by telephone not later than two (2) days before the day on which the meeting is to be held.

Section 9. Compensation: The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

ARTICLE V

OFFICERS

Section 1. Number: The officers of the Corporation shall be a President, one (1) or more Vice Presidents, a Secretary and a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V.

Section 2. Election, Term of Office and Qualifications: The officers, except as provided in Section 3 of this Article V, shall be chosen by the Board of Directors and shall serve until his resignation, removal, or other separation. Except as otherwise provided by law, any number of offices may be held by the same person.

Section 3. Other Officers: Other officers, including one (1) or more additional vice presidents, assistant secretaries or assistant treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.

Section 4. Removal of Officers: Subject to the provisions of the Certificate of Incorporation, any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the entire Board of Directors.

Section 5. Resignation: Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

Section 6. Filling of Vacancies: Subject to the provisions of the Certificate of Incorporation, a vacancy in any office shall be filled by the Board of Directors or by the authority appointing the predecessor in such office.

Section 7. Compensation: The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

Section 8. Bond of Officers: The Board of Directors may require any officer to give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for such terms and conditions as the Board of Directors may specify, including without limitation for the faithful performance of such officer’s duties and for the restoration to the Corporation of any property belonging to the Corporation in such officer’s possession or under the control of such officer.

Section 9. Chairman of the Board of Directors: The directors shall choose a director to act as Chairman of the Board and to preside over all meetings of the Board of Directors at which he shall be present. He shall have power to call special meetings of the stockholders or of the Board of Directors or any committee at any time, and to sign all certificates representing shares of capital stock of the Corporation. The Chairman shall have such additional powers and perform such additional duties as may from time to time be assigned to him by the Board of Directors.

Section 10. President: The President shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board of Directors, at meetings of the Board of Directors. The President shall have the power to call special meetings of the stockholders or of the Board of Directors or any committee at any time. He shall have and exercise all such powers and shall discharge such duties as usually pertain to the office of President.

Section 11. Vice Presidents: The Vice Presidents, or any of them, shall, subject to the direction of the Board of Directors, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The Vice Presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.

Section 12. Secretary: The Secretary shall perform such duties as are incident to the office of Secretary, or as may from time to time be assigned to him by the Board of Directors, or as are prescribed by these Bylaws.

Section 13. Assistant Secretaries: The Assistant Secretary, if there be one (1), or, if there are more than one (1), the Assistant Secretaries in the order determined by the President or the Board of Directors, shall, in the absence or disability of the Secretary, perform such duties and exercise such powers as are incident to the office of Secretary, or as may from time to time be assigned to him by the President or Board of Directors, or as prescribed by these Bylaws.

Section 14. Treasurer: The Treasurer shall perform such duties and have powers as are incident to the office of Treasurer or which may be assigned to him by the Board of Directors.

Section 15. Assistant Treasurers: The Assistant Treasurer, if there be one (1), or, if there are more than one (1), the Assistant Treasurers in the order determined by the President or the Board of Directors, shall, in the absence of disability of the Treasurer, perform such duties and exercise such powers as are incident to the office of Treasurer, or as may from time to time be assigned to him by the President or Board of Directors, or as prescribed by these Bylaws.

ARTICLE VI

CAPITAL STOCK

Section 1. Issue of Certificate of Stock: Shares of capital stock of the Corporation may be certificated or uncertificated as provided in the DGCL, as determined by the Board of Directors. If shares of capital stock are certificated, certificates of capital stock shall be in such form as shall be approved by the Board of Directors, shall be numbered in the order of their issue, shall be signed by the Chairman of the Board of Directors, the President or one (1) of the Vice Presidents, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and the seal of the Corporation or a facsimile thereof shall be impressed or affixed or reproduced thereon; provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and/or a registrar, the signature of any such Chairman of the Board of Directors, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon have not ceased to be such officer or officers of the Corporation.

Section 2. Registration and Transfer of Shares: The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, and if certificated, the numbers of the certificates covering such shares and the dates of issue of such certificates or uncertificated stock. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing any information required to be set forth or stated on certificates pursuant to the DGCL (including, Sections 151, 156, 202(a) or 218(a) thereof) or a statement that the Corporation will furnish without charge to each holder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. A record shall be made of all transfers. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and of certificates representing stock of the same class and series shall be identical.

The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificated or uncertificated stock and may appoint a transfer agent or registrar or both. and may require all certificates of stock, if applicable, to bear the signature of either or both.

Section 3. Lost, Destroyed and Mutilated Certificates: The holder of any certificates stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificates therefor. The Corporation may issue a new certificate of stock or uncertificated shares of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or the legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as he may have under the laws of the State of Delaware.

ARTICLE VII

DIVIDENDS, SURPLUS, ETC.

The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any, if any, part of the surplus or net profits of the Corporation shall be declared as dividends and paid to the holders of Common Stock or Preferred Stock (as defined in the Certificate of Incorporation), and to fix the date or dates for the payment of dividends.

ARTICLE VIII

INDEMNIFICATION

In addition to the indemnification provided by the Corporation to the directors, officers, employees and agents of the Corporation, and any other person, pursuant to the Certificate of Incorporation, the Corporation shall indemnify any director or officer of the Corporation to the fullest extent permitted by Section 145 of the DGCL.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year: The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December.

Section 2. Corporate Seal: The Corporation shall not be required to have a corporate seal. The corporate seal (if any) shall be in such form as shall be approved by the Board of Directors and may be altered at its pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3. Notices: Except as otherwise expressly provided, any notice required by these Bylaws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled thereto at his address, as the same appears upon the books of the Corporation, or by delivery by overnight courier, hand delivery, or by facsimile or other means of electronic transmission to such person at such addresses; and such notice shall be deemed to be given at the time it is mailed, hand delivered, or faxed or so transmitted.

Section 4. Waiver of Notice: Any stockholder or director may at any time, by writing, waive any notice required to be given under these Bylaws, and if any stockholder or director shall be present at any meeting his presence shall constitute a waiver of such notice.

Section 5. Checks, Drafts, etc.: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

Section 6. Deposits: All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors or the President may authorize for that purpose.

Section 7. Voting Stock of Other Corporations: Except as otherwise ordered by the Board of Directors, the President or the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder or at any meeting of the partners of a partnership of which the Corporation is a partner and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the President or the Treasurer or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock or partnership interest and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

ARTICLE X

AMENDMENTS

The Board of Directors shall have the power to adopt, amend, alter or repeal these Bylaws. These Bylaws also may be adopted, amended, altered or repealed by the affirmative vote or written consent of holders of a majority of the then-issued and outstanding shares of common stock entitled to vote.

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